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VINSON & ELKINS L.L.P.                                 VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com



                                  June 25, 2002



MarkWest Energy Partners, L.P.
155 Inverness Drive West
Suite 200
Englewood, Colorado 80112

Ladies and Gentlemen:

     We have acted as counsel to MarkWest Energy Partners L.P., a Delaware limited partnership (the "Partnership") and MarkWest Energy GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), in connection with the preparation of the Partnership's Registration Statement on Form S-8 (the "Registration Statement") filed by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale by the Partnership of up to 500,000 common units representing limited partnership interests in the Partnership (the "Common Units") in connection with the Partnership's Long-Term Incentive Plan attached to the Registration Statement as Exhibit 4.1 (the "Plan").

     As the basis for the opinion hereinafter expressed, we examined the Plan, such statutes, including the Delaware Uniform Revised Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

     2. The Common Units will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is based on and is limited in all respects to federal laws, the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, as interpreted by the Courts of the State of Delaware and of the United States, and we render no opinion with respect to the laws of any other jurisdiction.

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June 25, 2002


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                        Very truly yours,


                                        /s/ VINSON & ELKINS L.L.P.